Exhibit 99.1

e.l.f. Beauty Announces First Quarter Fiscal 2022 Results
– Delivered 50% Net Sales Growth –
– Gained 20 Basis Points of Market Share in Nielsen U.S. Color Cosmetics –
– Raises Fiscal 2022 Guidance –
OAKLAND, California; August 4, 2021 — e.l.f. Beauty (NYSE: ELF) today announced results for the three months ended June 30, 2021.
“I’m proud of the e.l.f. Beauty team for delivering exceptional first quarter results, highlighted by 50% net sales growth,” said Tarang Amin, e.l.f. Beauty's Chairman and Chief Executive Officer. “We've seen consumer demand for color cosmetics inflect positively and we continue to outperform our competitors. In the first quarter, e.l.f. Cosmetics was the only top 5 U.S. color cosmetics brand to post growth and gain share relative to pre-pandemic levels, per Nielsen. Our products are resonating and our brand momentum and category outperformance is strong.”
“We’re raising our fiscal 2022 outlook given our outstanding first quarter results and our expectations for continued momentum across our brand portfolio,” said Mandy Fields, e.l.f. Beauty’s Chief Financial Officer. “Our marketing and digital initiatives are delivering strong return on investment, and we’re leaning into these programs to fuel our growth.”
Three Months Ended June 30, 2021 Results
For the three months ended June 30, 2021, compared to the three months ended June 30, 2020:
•Net sales increased 50% to $97.0 million, primarily driven by strength in our national and international retailers.
•Gross margin decreased approximately 340 basis points to 63.8%, primarily driven by unfavorable foreign exchange rates, elevated transportation costs and an increase in inventory adjustments.
•Selling, general and administrative expenses ("SG&A") increased $10.4 million to $50.7 million or 52.3% of net sales. Adjusted SG&A (SG&A excluding the items identified in the reconciliation table below) increased $12.4 million to $45.6 million, or 46.9% of net sales. The increase in SG&A was primarily due to investments in marketing and digital and increased operational costs.
•The provision for income taxes was $1.5 million.
•Net income was $8.3 million on a GAAP basis. Adjusted net income (net income excluding the items identified in the reconciliation table below) was $14.3 million.
•Diluted earnings per share were $0.15 on a GAAP basis. Adjusted diluted earnings per share (diluted earnings per share calculated with adjusted net income excluding the items identified in the reconciliation table below) were $0.27.
•Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $21.7 million or 22.4% of net sales, up 40% year over year.

Balance Sheet
As of June 30, 2021, the Company had $63.4 million in cash and cash equivalents and $95.3 million in long-term debt and finance lease obligations, as compared to $54.2 million in cash and cash equivalents and $122.7 million of long-term debt and finance lease obligations as of June 30, 2020.
Fiscal 2022 Outlook
The Company is providing the following updated outlook for fiscal 2022. When compared to fiscal 2021, the updated outlook for fiscal 2022 reflects an expected 12-14% increase in net sales, as compared to an expected 8-10% increase previously.

	Updated Fiscal 2022 Outlook	Original Fiscal 2022 Outlook
Net sales	$357-364 million	$343-350 million
Adjusted EBITDA	$66.5-68.0 million	$66.0-67.5 million
Adjusted effective tax rate	24-25%	24-25%
Adjusted net income	$36.0-37.5 million	$35.0-36.8 million
Adjusted diluted earnings per share	$0.65-0.68	$0.64-0.67
Weighted average diluted shares outstanding	55 million	55 million
Webcast Details
The Company will hold a webcast to discuss the results from its first quarter fiscal 2022 today, August 4, 2021, at 4:30 p.m. Eastern Time. The webcast will be broadcasted live at https://investor.elfbeauty.com/news-and-events/events. For those unable to listen to the live broadcast, an archived version will be available at the same location.
About e.l.f. Beauty
e.l.f. Beauty stands with every eye, lip, face and paw. This deep commitment to inclusive, accessible, cruelty-free beauty has fueled the success of our namesake e.l.f. Cosmetics brand since 2004. With the addition of pioneering clean-beauty brand W3LL PEOPLE and launch of the lifestyle beauty brand Keys Soulcare created with Alicia Keys, we continue to strategically expand our portfolio with brands that support our purpose and values. Our family of brands is available online, and across leading beauty, mass-market, and clean beauty specialty retailers.

Learn more by visiting investor.elfbeauty.com.
Note Regarding non-GAAP Financial Measures
This press release includes references to non-GAAP measures, including, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share. The Company presents these non-GAAP measures because its management uses them as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The non-GAAP measures included in this press release are not measurements of financial performance under GAAP and they should not be considered as alternatives to measures of performance derived in accordance with GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.

Adjusted EBITDA excludes costs or gains related to restructuring of operations, stock-based compensation, loss on extinguishment of debt and other non-cash and non-recurring costs. Such other non-cash or non-recurring costs include proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, costs related to the automation of certain warehouse and distribution activities, and amortization related to certain cloud computing costs. Adjusted SG&A excludes costs related to stock-based compensation and other non-cash and non-recurring costs. Such other non-cash or non-recurring costs include proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities. Adjusted effective tax rate is the tax rate when excluding the pre-tax impact of costs or gains related to restructuring of operations, stock-based compensation, other non-cash and non-recurring costs, amortization of acquired intangible assets, as well as the related tax impact for these items, calculated utilizing the statutory rate for where the impact was incurred. Adjusted net income excludes costs or gains related to restructuring of operations, stock-based compensation, loss on extinguishment of debt, other non-cash and non-recurring costs, amortization of acquired intangible assets and the tax impact of the foregoing adjustments. Such other non-cash or non-recurring costs include proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities.

With respect to the Company’s expectations under “Fiscal 2022 Outlook” above, the Company is not able to provide a quantitative reconciliation of the adjusted EBITDA, adjusted net income and adjusted diluted earnings per share guidance non-GAAP measures to the corresponding net income and diluted earnings per share GAAP measures without unreasonable efforts. The Company cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, the Company is unable to address the probable significance of the unavailable information.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to the Company's outlook for fiscal 2022 under “Fiscal 2022 Outlook” above and those statements that consumer demand for color cosmetics is inflecting positively, that the Company’s products are resonating and brand momentum and category outperformance is strong, and that the Company expects continued momentum across its brand portfolio. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward looking statements include, among other things, the risks and uncertainties that are described in the Company's most recent Annual Report on Form 10-K, as updated from time to time in the Company's SEC filings, as well as the Company’s ability to effectively compete with other beauty companies; the Company’s ability to successfully introduce new products; the Company’s ability to attract new retail customers and/or expand business with its existing retail customers; the Company’s ability to optimize shelf space at its key retail customers; the loss of any of the Company’s key retail customers or if the general business performance of its key retail customers declines; the Company’s ability to effectively manage its SG&A and other expenses; and the uncertainty regarding the impact of the COVID-19 pandemic. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investors:	Media:
KC Katten	Brittany Fraser
VP, Investor Relations, e.l.f. Beauty KKatten@elfbeauty.com	ICR, Inc. elfpr@icrinc.com

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of operations and comprehensive income
(unaudited)
(in thousands, except share and per share data)

	Three months ended June 30,
	2021	2020
Net sales	$97,047	$64,527
Cost of sales	35,141	21,186
Gross profit	61,906	43,341
Selling, general and administrative expenses	50,749	40,332
Restructuring income	(14)	—
Operating income	11,171	3,009
Other expense, net	(162)	(30)
Interest expense, net	(745)	(1,468)
Loss on extinguishment of debt	(460)	—
Income before provision for income taxes	9,804	1,511
Income tax (provision) benefit	(1,528)	1
Net income	$8,276	$1,512
Comprehensive income	$8,276	$1,512

Net income per share:
Basic	$0.16	$0.03
Diluted	$0.15	$0.03
Weighted average shares outstanding:
Basic	50,544,573	48,924,454
Diluted	53,408,443	50,939,938

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated balance sheets
(unaudited)
(in thousands, except share and per share data)

	June 30, 2021	March 31, 2021	June 30, 2020
Assets
Current assets:
Cash and cash equivalents	$63,402	$57,768	$54,224
Accounts receivable, net	43,127	40,185	29,825
Inventory, net	54,528	56,810	52,752
Prepaid expenses and other current assets	21,674	15,381	8,714
Total current assets	182,731	170,144	145,515
Property and equipment, net	15,561	13,770	16,146
Intangible assets, net	92,256	94,286	100,379
Goodwill	171,620	171,620	171,321
Investments	2,875	2,875	2,875
Other assets	33,349	34,698	25,832
Total assets	$498,392	$487,393	$462,068

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$32,247	$16,281	$13,187
Accounts payable	17,113	15,699	21,484
Accrued expenses and other current liabilities	33,617	41,351	22,560
Total current liabilities	82,977	73,331	57,231
Long-term debt and finance lease obligations	95,254	110,255	122,701
Deferred tax liabilities	17,750	13,479	21,478
Long-term operating lease obligations	19,053	20,084	11,400
Other long-term liabilities	736	598	550
Total liabilities	215,770	217,747	213,360

Commitments and contingencies

Stockholders' equity:
Common stock, par value of $0.01 per share; 250,000,000 shares authorized as of June 30, 2021, March 31, 2021 and June 30, 2020; 51,826,156, 51,590,830 and 50,708,699 shares issued and outstanding as of June 30, 2021, March 31, 2021 and June 30, 2020, respectively	508	504	491
Additional paid-in capital	779,137	774,441	758,236
Accumulated deficit	(497,023)	(505,299)	(510,019)
Total stockholders' equity	282,622	269,646	248,708
Total liabilities and stockholders' equity	$498,392	$487,393	$462,068

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of cash flows
(unaudited)
(in thousands)

	Three months ended June 30,
	2021	2020
Cash flows from operating activities:
Net income	$8,276	$1,512
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,222	6,429
Restructuring income	(14)	—
Stock-based compensation expense	4,280	4,627
Amortization of debt issuance costs and discount on debt	118	214
Deferred income taxes	4,271	(414)
Loss on extinguishment of debt	460	—
Other, net	97	72
Changes in operating assets and liabilities:
Accounts receivable	(2,971)	(174)
Inventories	2,320	(6,543)
Prepaid expenses and other assets	(7,131)	1,065
Accounts payable and accrued expenses	(7,419)	5,891
Other liabilities	(1,017)	(856)
Net cash provided by operating activities	7,492	11,823

Cash flows from investing activities:
Purchase of property and equipment	(2,336)	(1,155)
Net cash used in investing activities	(2,336)	(1,155)

Cash flows from financing activities:
Proceeds from revolving line of credit	26,480	20,000
Repayment of revolving line of credit	—	(20,000)
Proceeds from long term debt	25,581	—
Repayment of long-term debt	(50,775)	(2,475)
Debt issuance costs paid	(1,064)	(334)
Cash received from issuance of common stock	463	398
Other, net	(207)	(200)
Net cash provided by (used in) financing activities	478	(2,611)

Net increase in cash and cash equivalents	5,634	8,057
Cash and cash equivalents - beginning of period	57,768	46,167
Cash and cash equivalents - end of period	$63,402	$54,224

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted EBITDA
(unaudited)
(in thousands)

	Three months ended June 30,
	2021	2020
Net income	$8,276	$1,512
Interest expense, net	745	1,468
Income tax provision (benefit)	1,528	(1)
Depreciation and amortization	5,121	5,360
EBITDA	$15,670	$8,339
Restructuring income (a)	(14)	—
Stock-based compensation	4,280	4,627
Loss on extinguishment of debt (b)	460	—
Other non-cash and non-recurring costs (c)	1,302	2,577
Adjusted EBITDA	$21,698	$15,543

(a) Restructuring income during the three months ended June 30, 2021 relates to the closure of the Company’s manufacturing plant, including impairment of plant assets, the disposal of excess inventory on hand at the plant, and the termination of manufacturing plant employees.
(b) Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(c) Represents various non-cash or non-recurring costs, including proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, costs related to the automation of certain warehouse and distribution activities, and amortization related to certain cloud computing costs.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP SG&A to non-GAAP adjusted SG&A
(unaudited)
(in thousands)

	Three months ended June 30,
	2021	2020
Selling, general, and administrative expenses	$50,749	$40,332
Stock-based compensation	(4,190)	(4,627)
Other non-cash and non-recurring costs (a)	(997)	(2,577)
Adjusted selling, general, and administrative expenses	$45,562	$33,128

(a) Represents various non-cash or non-recurring costs, including proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted net income
(unaudited)
(in thousands, except share and per share data)

	Three months ended June 30,
	2021	2020
Net income	$8,276	$1,512
Restructuring income (a)	(14)	—
Stock-based compensation	4,280	4,627
Other non-cash and non-recurring costs (b)	997	2,577
Loss on extinguishment of debt (c)	460	—
Amortization of acquired intangible assets (d)	2,031	2,031
Tax Impact (e)	(1,745)	(2,130)
Adjusted net income	$14,285	$8,617

Weighted average number of shares outstanding – diluted	53,408,443	50,939,938
Adjusted diluted earnings per share	$0.27	$0.17

(a) Restructuring expense during the three months ended June 30, 2021 relates to the closure of the Company’s manufacturing plant, including impairment of plant assets, the disposal of excess inventory on hand at the plant, and the termination of manufacturing plant employees.
(b) Represents various non-cash or non-recurring costs, including proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities.
(c) Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(d) Represents amortization expense of acquired intangible assets consisting of customer relationships, trademarks and favorable leases.
(e) Represents the tax impact of the above adjustments.